UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

EXCO Resources, Inc. (the “Company”) entered into an Exercise Commitment Letter, dated November 22, 2013 (the “WLR Commitment Letter”), with WLR Recovery Fund IV XCO AIV I, L.P., WLR Recovery Fund IV XCO AIV II, L.P., WLR Recovery Fund IV XCO AIV III, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P. and WLR IV Parallel ESC, L.P. (collectively, “WL Ross”) and, separately, an Exercise Commitment Letter, dated November 22, 2013 (the “Hamblin Watsa Commitment Letter” and together with the WLR Commitment Letter, the “Commitment Letters”), with Hamblin Watsa Investment Counsel Ltd. (“Hamblin Watsa”), pursuant to which, subject to the terms and conditions therein, each of WL Ross and Hamblin Watsa have separately agreed to exercise all of the rights issued to it under the basic subscription right and, pursuant to the over-subscription privilege, to subscribe for all of the shares of common stock that are not subscribed for by the Company’s shareholders in a rights offering proposed by the Company. Pursuant to the terms and conditions of each of the Commitment Letters, each of WL Ross and Hamblin Watsa shall not be required to acquire an amount of shares pursuant to the over-subscription privilege exceeding the lesser of: (i) 100% of the shares that were not purchased by other shareholders pursuant to the exercise of their basic subscription right and (ii) an amount of shares which were not purchased by other shareholders pursuant to the exercise of their basic subscription right which, taken together with the shares acquired by WL Ross or Hamblin Watsa, as applicable, pursuant to the basic subscription right, is equal to 50% of the total amount of shares offered. The Company intends to distribute rights to subscribe for and purchase new shares of common stock at a subscription price of $5.00 per share for an aggregate offering amount of approximately $272.9 million if all of the rights are exercised.

The foregoing description of the Commitment Letters is not complete and is qualified in its entirety by the WLR Commitment Letter and Hamblin Watsa Commitment Letter which are being filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Commitment Letters, the Company is obligated to issue, and WL Ross and Hamblin Watsa are obligated to purchase, subject to the terms and conditions set forth in the respective Commitment Letters, unregistered shares of common stock pursuant to the basic subscription right and the over-subscription privilege of each of WL Ross and Hamblin Watsa, respectively, as described in Item 1.01. The Company is relying upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of unregistered shares under the Commitment Letters.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Section 8 – Other Events

Item 8.01 Other Events.

On November 25, 2013, the Company issued a press release to publicly announce its intention to conduct a rights offering to existing shareholders.

A copy of the press release announcing the rights offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Exercise Commitment Letter, dated November 22, 2013, by and among EXCO Resources, Inc., WLR Recovery Fund IV XCO AIV I, L.P., WLR Recovery Fund IV XCO AIV II, L.P., WLR Recovery Fund IV XCO AIV III, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P. and WLR IV Parallel ESC, L.P.

10.2	Exercise Commitment Letter, dated November 22, 2013, by and among EXCO Resources, Inc. and Hamblin Watsa Investment Counsel Ltd.

99.1	Press release, dated November 25, 2013, issued by EXCO Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCO RESOURCES, INC.

Date: November 25, 2013	By:	/s/ Mark F. Mulhern
	Name:	Mark F. Mulhern
	Title:	Executive Vice President, Chief Financial Officer and Interim Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exercise Commitment Letter, dated November 22, 2013, by and among EXCO Resources, Inc., WLR Recovery Fund IV XCO AIV I, L.P., WLR Recovery Fund IV XCO AIV II, L.P., WLR Recovery Fund IV XCO AIV III, L.P., WLR Select Co-Investment XCO AIV, L.P., WLR/GS Master Co-Investment XCO AIV, L.P. and WLR IV Parallel ESC, L.P.

10.2	Exercise Commitment Letter, dated November 22, 2013, by and among EXCO Resources, Inc. and Hamblin Watsa Investment Counsel, Ltd.

99.1	Press release, dated November 25, 2013, issued by EXCO Resources, Inc.